UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2008

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2008, the Company’s Board of Directors approved the amended and restated Employee Stock Purchase Plan (the “Plan”), effective on the date of the approval. The Plan was amended to 1) extend its term so that the Plan will terminate when all shares authorized for issuance under the Plan have been purchased by eligible employees, unless sooner terminated by the Board; 2) provide for the mandatory adjustment to the maximum number of shares of common stock of the Company available for purchase under the Plan and the calculation of the purchase price per share to reflect any change in the shares of common stock of the Company as a result of certain specified equity events and to make certain additional clarification changes to the Plan; and 3) restate the Plan to incorporate all prior amendments to the Plan since its last restatement. No other changes were made to the Plan. A copy of the amended and restated Plan is furnished as Exhibit 10.11 and incorporated in this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 20, 2008, the Company’s Board of Directors accepted the resignation of Howard D. Ross, a director and member of the Audit Committee and the Legal and Regulatory Oversight Committee of the Board. Mr. Ross resigned in order to focus his attention on his responsibilities to LLR Partners Inc., of which he is a co-founder and a managing director. The resignation of Mr. Ross was not due to a disagreement with the Company about any matter relating to the Company’s operations, policies or practices. Carmen V. Romeo, a director of the Company, has been appointed to the Audit Committee and the Legal and Regulatory Oversight Committee to replace Mr. Ross.

Item 8.01.	Other Events.

On May 20, 2008, the Company issued a press release declaring a dividend of $.08 (eight cents) per share. The cash dividend will be payable to shareholders of record on June 17, 2008, with a payment date of June 20, 2008. A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 1.01, Item 5.02, Item 8.01, Exhibit 10.11 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.11	Amended and Restated Employee Stock Purchase Plan.

99.1	Press Release of SEI Investments Company dated May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: May 21, 2008	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.11	Amended and Restated Employee Stock Purchase Plan.

99.1	Press Release of SEI Investments Company dated May 20, 2008.

4